EXHIBIT 99.1

PRESS RELEASE

ABH (NYSE, TSX)

Resolute Forest Products to Commence

Take-Over Bid to Acquire Fibrek Inc.

Transaction Highlights

•	Offer will be C$1.00 per share of Fibrek: C$0.55 in cash and 0.0284 of a Resolute Forest Products common share

•	Shareholders holding approximately 46% of Fibrek have committed to tender their shares

•	The offer represents a 39% premium to today’s Fibrek closing price

•	Acquisition will increase the Company’s capacity in growing pulp markets and provides opportunities for operational optimization

MONTREAL, CANADA, November 28, 2011 – Resolute Forest Products (“Resolute”) announced today that it intends to make a formal take-over bid to acquire all of the issued and outstanding common shares (the “Common Shares”) of Fibrek Inc. (“Fibrek”, TSX: FBK).

“The acquisition of Fibrek is consistent with our strategy,” stated Richard Garneau, President and Chief Executive Officer. “As we continue to focus on building a sustainable and profitable Company, growth in expanding global pulp markets is the right move, at the right time, for Resolute Forest Products. The range of optimization opportunities that we expect from this acquisition will, over time, deliver increased value to our shareholders.”

The offer would contemplate that holders of Fibrek shares could elect to receive, for each Fibrek share:

— Cash and Share Option:	C$0.55 in cash and 0.0284 of a Resolute share
— Cash Only Option:	C$1.00 in cash (subject to proration, as described below)
— Shares Only Option:	0.0632 of a Resolute share (subject to proration, as described below)

The maximum amount of cash available will be approximately C$71.5 million and the maximum number of Resolute shares to be issued will be approximately 3.7 million shares. For purposes of calculating the applicable proration, the maximum cash available and the maximum shares available will first be reduced by the amounts necessary to fully satisfy the Cash and Share Option. The Cash Only Option and the Shares Only Option will each be subject to proration in the event aggregate elections exceed the remaining cash or the remaining shares, respectively. If proration applies, the remaining consideration will be delivered in Resolute shares if the Cash Only Option is prorated, or in cash if the Shares Only Option is prorated.

The offer will contain customary conditions for transactions of similar nature, including, among others, a 66 2/3% minimum tender condition, waiver or termination of all rights under any shareholder rights plan(s), receipt of all regulatory, governmental and third-party approvals, consents and waivers, Fibrek not having implemented or approved any issuance of shares or other securities or any other transaction, acquisition, disposition, capital expenditure or distribution to its shareholders outside the ordinary course of business, and the absence of occurrence or existence of any material adverse effect or material adverse change.

Resolute has entered into lock-up agreements (the “Lock-up Agreements”) with three significant shareholders of Fibrek, including Fairfax Financial Holdings Limited and Pabrai Investment Funds, holding, directly or indirectly, an aggregate of 59,502,822 Fibrek shares (representing approximately 46% of Fibrek’s issued and outstanding Common Shares). Under the Lock-up Agreements, each of the locked-up shareholders has agreed to tender, or cause to be tendered, all of its Fibrek Common Shares to Resolute’s offer, subject to certain conditions. The Lock-up Agreements provide, among other provisions, that Resolute commence a formal take-over bid on or before December 30, 2011, provided certain conditions are satisfied, including there not having occurred any material adverse change with respect to either Resolute or Fibrek. Under the Lock-up Agreements, which are being filed with the U.S. Securities and Exchange Commission (the “SEC”), also available on the Canadian SEDAR filing system, the Locked-up Shareholders have no ability to withdraw any Fibrek Common Shares to tender to or facilitate any competing transaction.

The offer represents a premium of approximately 39% over the closing price of Fibrek’s shares on November 28, 2011, and a premium of approximately 31% over the volume-weighted average trading price of the shares on the TSX for the 20 trading days ending on that date.

Full details of the offer will be included in the formal offer and the take-over bid circular to be filed with the securities regulatory authorities and mailed to Fibrek shareholders.

Based on Fibrek’s public disclosure, it has 130,075,556 issued and outstanding Common Shares (on a non-diluted basis), valuing the offer at approximately C$130 million, or approximately US$126 million. Resolute currently owns no Fibrek Common Shares.

BMO Capital Markets is acting as financial advisor to Resolute, while UBS is acting as financial advisor to a special independent committee of the Board of Resolute.

Important Notice

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This press release relates to a transaction with Fibrek proposed by Resolute, which may become the subject of a registration statement filed with the SEC. This material is not a substitute for the prospectus/proxy statement Resolute would file with the SEC regarding the proposed transaction or for any other document which Resolute may file with the SEC and send to Resolute or Fibrek shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF RESOLUTE AND FIBREK ARE URGED TO READ ANY SUCH DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such documents would be available free of charge through the website maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 800-SEC-0330. The offer to purchase and take-over bid circular and these other documents may also be obtained for free, once they have been mailed, on Resolute’s website at www.resolutefp.com.

All information in this press release concerning Fibrek, including its business, operations and financial results, was obtained from public sources. While Resolute has no knowledge that any such information is inaccurate or incomplete, Resolute has not had the opportunity to verify any of that information.

About Resolute Forest Products

Resolute is a global leader in the forest products industry with a diverse range of products, including newsprint, commercial printing papers, market pulp and wood products. Resolute owns or operates 18 pulp and paper mills and 23 wood product facilities in the United States, Canada and South Korea. Marketing its products in close to 90 countries, Resolute has third-party certified 100% of its managed woodlands to sustainable forest management standards. The shares of Resolute trade under the stock symbol ABH on both the New York Stock Exchange and the Toronto Stock Exchange.

Resolute and other member companies of the Forest Products Association of Canada, as well as a number of environmental organizations, are partners in the Canadian Boreal Forest Agreement. The group works to identify solutions to conservation issues that meet the goal of balancing equally the three pillars of sustainability linked to human activities: economic, social and environmental. Resolute is also a member of the World Wildlife Fund’s Climate Savers program, in which businesses establish ambitious targets to voluntarily reduce greenhouse gas emissions and work aggressively toward achieving them.

Cautionary Statements Regarding Forward-looking Information

Statements in this press release that are not reported financial results or other historical information of AbitibiBowater Inc., doing business as Resolute Forest Products, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements relating to Resolute’s intention to make a formal offer to acquire Fibrek and the benefits resulting from this offer. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “should”, “would”, “could”, “will”, “may”, “expect”, “believe”, “anticipate”, “attempt”, “project” and other terms with similar meaning indicating possible future events or potential impact on Resolute’s business or shareholders, including future operations following the proposed acquisition of Fibrek.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. The potential risks and uncertainties that could cause Resolute’s actual future financial condition, results of operations and performance to differ materially from those expressed or implied in this press release include, but are not limited to, Resolute common shares issued in connection with the proposed acquisition may have a market value lower than expected, the businesses of Resolute and Fibrek may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, the expected combination benefits and synergies and cost savings from the Resolute/Fibrek transaction may not be fully realized or not realized within the expected time frame, the possible delay in the completion of the steps required to be taken for the eventual combination of the two companies, including the possibility that approvals or clearances required to be obtained from regulatory and other agencies and bodies will not be obtained in a timely manner, disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees and suppliers, and all other potential risks and uncertainties set forth under the heading “Risk Factors” in Part I, Item 1A of Resolute’s annual report on Form 10-K for the year ended December 31, 2010, as updated in Part II, Item 1A of Resolute’s quarterly report on Form 10-Q for the period ended September 30, 2011, filed with the SEC, Resolute’s other filings with the Canadian securities regulatory authorities and Fibrek’s Management Discussion and Analysis for the year ended December 31, 2010, filed with the Canadian securities regulatory authorities.

All forward-looking statements in this press release are expressly qualified by the cautionary statements contained or referred to above and in Resolute’s other filings with the SEC and the Canadian securities regulatory authorities and Fibrek’s filings with the Canadian securities regulatory authorities. Resolute disclaims any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investors Rémi G. Lalonde Vice President, Investor Relations 514 394-2345 ir@resolutefp.com	Media and Others Seth Kursman Vice President, Corporate Communications, Sustainability and Government Affairs 514 394-2398 seth.kursman@resolutefp.com